Exhibit 4.1.d

                          West Mass Bankshares, Inc.


                              STOCK OPTION PLAN


  1.   PURPOSE

       The purpose of the West Mass Bankshares, Inc. Stock Option Plan (the "Plan") is to attract and retain the best available personnel for positions of substantial responsibility by providing additional incentive to such employees to whom options may be granted under this Plan (the "Optionees") and to promote the success of West Mass Bankshares, Inc. ("Holding Company") and its wholly-owned subsidiary, United Savings Bank. Unless otherwise indicated, the term "Holding Company" shall include any parent or Subsidiary of the Holding Company which now exists or hereafter is organized or acquired by the Holding Company. For purposes of the Plan, a "Subsidiary" means any corporation (other than the Holding Company) in an unbroken chain of corporations, beginning with the Holding Company, in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Options granted under the Plan may constitute either incentive stock options (the "Incentive Options"), as defined in Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), or nonincentive options.

  2.   ADMINISTRATION

       (a) The Plan shall be administered by a committee of not less than three members of the Board of Directors (the "Option Committee") to be designated by the Board of Directors of the Holding Company. No member of the Option Committee shall be eligible at any time during his or her tenure on the Option Committee to receive stock options under the Plan. A majority vote of the members of the Option Committee shall be required for all of its actions.

       (b) The Option Committee shall have the power, subject to, and within the limits of, the express provisions of the Plan:

             (i) To determine from time to time which of the eligible persons shall be granted options under the Plan, and the time or times when, and the number of shares for which, an option or options shall be granted to such persons;

            (ii) To prescribe the other terms and provisions (which need not be identical) of each option granted under the Plan to eligible persons;

           (iii) To construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for administration. The Option Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan

  fully effective. In exercising this power, the Option Committee may retain counsel at the expense of the Holding Company. All decisions and determinations by the Option Committee in exercising this power shall be final and binding upon the Holding Company and the Optionees;

            (iv) To determine the duration and purposes of leaves of absence which may be granted to an Optionee without constituting a termination of his or her employment for purposes of the Plan; and

             (v) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Holding Company with respect to the Plan.

  3.   STOCK

       The stock subject to options under the Plan shall be shares of the Holding Company's authorized but unissued common stock, par value $0.10 per share (the "Common Stock"). The number of shares for which options may be granted, excluding the shares involved in the unexercised portion of any cancelled, terminated or expired options, shall not exceed an aggregate of 10 percent of the number of shares of Common Stock of the Holding Company to be sold in the conversion of United Savings Bank from the mutual to the stock form of organization, subject to adjustment as provided in Section 9 hereof.

  4.   ELIGIBILITY

       (a) The persons who shall be eligible to receive options under the Plan shall be officers and other full-time employees (i.e., persons employed 1,0000 or more hours per year) of the Holding Company. Subject to the following provisions, the Option Committee may from time to time grant options to one or more eligible persons.

       (b) Incentive Options granted under this Plan shall be exercisable for such periods as shall be determined by the Option Committee at the time of grant of each such Incentive Option, but in no event shall an Incentive Option be exercisable after the expiration of 10 years from the date of grant; provided, however that if any employee, at the time an Incentive Option is granted to him, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Holding Company (or, under Section 425(d) of the Code, is deemed to own stock representing more than 10 percent of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Option granted to him shall not be exercisable after the expiration of five years from the date of grant. Each Incentive Option granted under this Plan shall also be subject to earlier termination as provided in this Plan or as provided in a particular option agreement.

       (c) No person shall be eligible to receive Incentive Options under this Plan (and all other stock option plans of the Holding Company or a Subsidiary) in any calendar year with respect to which the underlying


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  stock has an aggregate fair market value, determined at the time the option is granted, in excess of $100,000, plus any unused limit carryover to such year, as defined in Section 422A(c)(4) of the Code. For these purposes, the term "unused limit carryover" shall mean one-half of the amount by which, for any calendar year, $100,000 exceeds the fair market value (determined in accordance with Section 10 of this Plan as of the date of grant of the option) of stock for which an officer or employee was granted Incentive Options (as defined in Section 422A(b) of the Code) in such calendar year under all stock option plans of the Holding Company or any Subsidiary. Such unused limit carryover, when reduced by the amount of such carryover that was used in prior calendar years, may be taken into account, for purposes of this Section 4, in any of the three succeeding calendar years.

  5.   TERMS OF THE OPTION AGREEMENT

       Each option agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

       (a) Any option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted. All options must be granted by the tenth anniversary of the effective date of the Plan.

       (b) The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, unless the number purchased is the total number at the time available for purchase under the option.

       (c) Subject to Section 5(b) hereof, each option shall be exercisable in such installments (which need not be equal) and at all times as designated by the Option Committee. Notwithstanding any other provisions of this Plan, no Incentive Option shall be exercisable by an Optionee while there is outstanding within the meaning of
  Section 422(A)(c)(7) of the Code any other Incentive Option granted, before the granting of such option, to such Optionee to purchase stock in the Holding Company, or in a Subsidiary or predecessor corporation referred to in Section 422A(b)(7) of the Code. For this purpose, an Incentive Option shall be treated as outstanding until (1) it is exercised in full, or (2) the Incentive Option expires solely by reason of the expiration of its original term. Unless otherwise designated, no option shall be exercisable within one year of the date on which the option was granted, except in the event of a change in control or threatened change in control of the Holding Company. In such event, all options granted prior to such change in control or threatened change in control shall become immediately exercisable. The term "control" shall refer to the acquisition of 10 percent or more of the voting securities of the Holding Company by any person or by a group acting in concert within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the Articles of Organization and Bylaws of the Holding Company. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship,

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  unincorporated organization, joint stock company or similar organization.

       (d) The purchase price per share of Common Stock under each option shall not be less than the fair market value of the Common Stock subject to the option on the date the option is granted, subject to the conditions contained below with respect to 10 percent shareholders. For this purpose, the fair market value of the Common Stock shall be determined by the Option Committee, provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System on the date the option is granted, fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on such system on such date, or (ii) if the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sale price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported. If any employee, at the time an Incentive Option is granted to him or her, owns stock representing more than 10 percent of the total combined voting power of all such classes of stock of the Holding Company (or, under Section 425(d) of the Code, is deemed to own stock representing more than 10 percent of the total combined voting power of all such classes of stock, by reason of the ownership by such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendant of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Option granted to him shall not be exercisable after the expiration of five years from the date of grant and the purchase price per share of Common Stock under each option shall not be less than 100% of the fair market value of the Common Stock subject to the option on the date the option is granted. Each Incentive Option granted under this Plan shall also be subject to earlier termination, as provided in this Plan or as provided in a particular option agreement.

       (e) The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such option unless and until the option shall have been exercised pursuant to the terms thereof, the Holding Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Holding Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

       (f)  Except as provided in Section 10 hereof:

             (i) All options granted pursuant to the Plan shall not be transferable, except by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee; and

            (ii) No assignment or transfer of the option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee


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  any interest or right in the option whatsoever, but immediately upon any attempt to assign or transfer the option the same shall terminate and be of no force or effect.

       (g) The option shall be subject to any provision necessary to assure compliance with federal and state securities laws.

  6.   METHOD OF EXERCISE, PAYMENT OF PURCHASE PRICE

       (a) Subject to Sections 5(b) and 5(c) hereof, Incentive Options granted under this Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Option Committee at the time of grant of each such option.

       (b) An option may be exercised by the Optionee delivering to the Option Committee on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

       (c) Payment for the shares of Common Stock purchased pursuant to the exercise of any option shall be in either (i) cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) in the discretion of the Option Committee, shares of Common Stock of the Holding Company with a fair market value, determined in accordance with Section 5(d) hereof, as of the effective date of exercise of the Incentive Option, equal to or less than the Total Option Price, plus cash, for an amount equal to the amount, if any, by which the total Option Price exceeds the fair market value of the Common Stock.

  7.   STOCK APPRECIATION RIGHTS; RELEASE OF FINANCIAL INFORMATION

       (a) The Option Committee may, but shall not be obligated to, authorize on such terms and conditions as it deems appropriate in each case, the Holding Company to accept the surrender by the Optionee of the right to exercise an option granted under the Option Plan (or portion thereof) in consideration for the payment by the Holding Company of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option (or portion thereof) surrendered over the option price of such shares. Such payment, at the direction of the Option Committee, may be made in shares of Common Stock valued at the then fair market value thereof (determined as provided in Section 5 hereof) or in cash or partly in cash and partly in shares of Common Stock.

       (b) Any election by an Optionee to exercise the stock appreciation rights provided in this Section shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information and ending on the twelfth business day following such date. This condition shall be deemed to be satisfied when the specified financial data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available.

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       (c)  Any option surrendered as provided in this Section 7 shall be cancelled by the Holding Company and not be subject to further grant.

       (d) A copy of the Holding Company's annual report to stockholders shall be delivered to each Optionee. Upon request, the Holding Company shall furnish to each Optionee a copy of its most recent Form 10-K Annual Report and each Form 10-Q Quarterly Report and Form 8-K Current Report filed with the Securities and Exchange Commission, or the applicable federal agency with which such reports are filed, since the end of the Holding Company's prior fiscal year.

  8.   USE OF PROCEEDS FROM STOCK.

       Proceeds from the sale of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Holding Company.

  9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

       (a) If the outstanding shares of the Holding Company's Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Holding Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kinds of shares subject to the Plan, and in the share exercise price of shares subject to the Plan, and in the number, kinds, and the per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding option, however, shall be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the number of shares and price for each share of Common Stock covered by the option.

       (b) Upon the effective date of a dissolution or liquidation of the Holding Company, or upon a reorganization, merger or consolidation in which the Holding Company is not the surviving corporation, or upon the sale of substantially all of the assets of the Holding Company to another corporation, this Plan and the options issued hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as may be determined and approved by the Board of Directors of the successor to the Holding Company as to the number and kinds of shares and the per share exercise prices, in which event this Plan and the options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. Upon the occurrence of a transaction in which provision is not made for the continuance of this Plan and for the assumption of options theretofore granted or the substitution for such options of new options covering the shares of a successor corporation or a parent or subsidiary thereof (hereinafter referred to as a "Terminating Transaction"), each officer or employee to whom an option has been granted under this Plan (or such officer's or employee's estate


  or a person who acquired the right to exercise the option from such officer or employee by request or inheritance) shall be entitled prior to the effective date of any such Terminating Transaction, (1) to exercise, in whole or in part, his or her rights under any option granted to him or her without regard to any restrictions on exercise that would otherwise apply, or (2) to surrender any such option to the Holding Company in exchange for receipt of such shares of stock or other securities or cash as the Optionee would have received had he exercised his option in full prior to completion of such Terminating Transaction. To the extent that an employee, pursuant to this Section 9(b), has a right to exercise or surrender any option on account of a Terminating Transaction, the exercise or surrender of such option shall be contingent upon the consummation of such Terminating Transaction.

       (c) Adjustments under this Section 9 shall be made by the Option Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provision for the acceleration of the time during which the option may be exercised, notwithstanding the provisions of the option setting forth the date or dates of which all or any part of it may be exercised. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

  10.  TERMINATION OF EMPLOYMENT OR SERVICE

       (a) In the event of the death of an Optionee while in the employ of the Holding Company, the options, whether or not exercisable at the time of the death of the Optionee, may be exercised, as provided in
  Section 6 hereof, by the estate of the Optionee or by a person who acquired the right to exercise such option by bequest or inheritance from such Optionee, within one year after the date of such death, but no later than the date on which the option would otherwise expire.

       (b) If the employment of an Optionee is terminated by reason of disability, as defined in Section 22(e)(3) of the Code, the options held by such Optionee may be exercised, whether or not exercisable at the time of such termination of employment, within one year after such termination, but not later than the date on which such options would otherwise expire.

       (c) If the employment of an Optionee is terminated for cause, options held by such Optionee shall, to the extent not theretofore exercised, be cancelled immediately upon such termination. For purposes of this Plan "Cause" shall have the meaning ascribed to it in the Optionee's employment agreement with the Holding Company. If no such agreement exists with respect to an Optionee, then "cause" shall be defined, as to such Optionee, as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

       (d) If the employment of an Optionee is voluntarily or involuntarily terminated upon a change in control of the Holding

  Company, as defined in Section 5(c) hereof, and other than for cause, as provided in Section 10(c) above, the Optionee shall be permitted to exercise such options, whether or not exercisable at the time of such termination, for a period of one year after the date of such termination.

       (e) If the employment of an Optionee is voluntarily or involuntarily terminated for any reason other than those enumerated in subsections (a) through (d) inclusive, above, the Optionee shall be permitted to exercise such options, whether or not exercisable at the time of each termination, for a period of three months after the date of such termination, but not later than the date on which the options would otherwise expire.

  11.  AMENDMENT OF THE PLAN

       The Board of Directors at any time, and from time to time, may amend the Plan, subject to any required regulatory approval and to the limitation that, except as provided in Section 9 hereof, no amendment shall be effective unless approved by the vote of a majority of the total votes cast by the stockholders of the Holding Company at an annual or special meeting held within 12 months before or after the date of such amendment's adoption, where such amendment will:

       (a) Increase the number of shares of Common Stock as to which options may be granted under the Plan;

       (b) Change in substance Section 4 hereof relating to eligibility to participate in the Plan or Section 2 hereof relating to administration of this Plan; or

       (c)  Increase the maximum term of options as provided herein.

       Except as provided in Section 9 hereof, rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the Optionee.

  12.  EFFECTIVENESS OF THE PLAN

       The Plan shall become effective upon its adoption by the Board of Directors of the Holding Company; provided, however, that (1) the grant of Incentive Options under this Plan shall be subject to the approval of the stockholders of the Holding Company, within 12 months before or after the adoption of this Plan by the Board of Directors; and (2) the effectiveness of Incentive Options granted under this Plan prior to the date such stockholder approval is obtained shall also be subject to such stockholder approval.

  13.  TERMINATION OR SUSPENSION OF OPTION PLAN

       The Board of Directors at any time may terminate or suspend the Plan. Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the effective date specified in Section 12 hereof, but such termination shall not effect any option theretofore granted. An


  option may not be granted while the Plan is suspended or after it is terminated.

       Rights and obligations under any option granted while the Plan is in effect shall not be altered nor impaired by suspension or termination of the Plan, except with the consent of the Optionee.

  14.  NONEXCLUSIVITY OF THE PLAN

       Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Holding Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

  15.  MANNER OF GRANT OF OPTIONS

       Nothing contained in this Plan or in any resolution heretofore or hereafter adopted by the Board of Directors or the Option Committee or any other committee or by the stockholders of the Holding Company with respect to this Plan shall constitute the granting of an option or a promise or commitment to grant an option under this Plan. The granting of an option under this Plan shall be deemed to occur only upon the date on which the Option Committee, as provided for in Section 2 hereof, shall approve the grant of such option; provided that the date of grant of options by the Board of Directors or the Option Committee prior to the conversion of United Savings Bank from the mutual to stock form shall be deemed to be the effective date of such conversion.

  16.  TAX WITHHOLDING

       The employer of an employee granted an option under this Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant or exercise of any stock option or the sale of stock acquired upon the exercise of any option in order for the employer to obtain a tax deduction available to the employer as a consequence of such grant, exercise or sale, as the case may be.

  17.  CONTINUATION OF EMPLOYMENT

       Nothing contained in this Plan (or in any written option agreement) shall obligate the Holding Company to continue to employ, for any period, an employee to whom an option has been granted, or interfere with the right of the Holding Company to reduce such employee's compensation.

  18.  EXCULPATION AND INDEMNIFICATION

       The Holding Company shall indemnify and hold harmless the members of the Board of Directors and the members of the Option Committee, duly appointed in accordance with Section 2 hereof, from and against any and all liabilities, costs and expenses incurred by such persons as a result


  of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful conduct, or criminal acts of such persons.

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